                                                                   EXHIBIT 10.18


                               LICENSE AGREEMENT

                         SELF DISCOVERY DYNAMICS, LLC
                                 ("Licensor")

                                      and

                   KORN/FERRY INTERNATIONAL FUTURESTEP, INC.
                                 ("Licensee")

                               LICENSE AGREEMENT

     This LICENSE AGREEMENT (this "Agreement") is made and entered into as of May 15, 1998 (the "Agreement Date"), by and between SELF DISCOVERY DYNAMICS, a California limited liability company ("Licensor") and KORN/FERRY INTERNATIONAL FUTURESTEP, INC., a Delaware corporation ("Licensee").

                                  ARTICLE 1.

                                   RECITALS

     1.1 Licensee is a newly formed Delaware corporation. The primary (but not exclusive) business of Licensee will be to provide executive search and ancillary services to candidates and client companies on-line through the medium of the Internet. Licensee is currently a subsidiary of Korn/Ferry International ("KFI").

     1.2 Licensor is engaged in, among other businesses, the business of creating and developing testing instruments for evaluation, classification and analysis of candidates and job offerings. Licensor has created and developed the test instruments and other material referred to in Exhibit A annexed hereto ("Licensed Products"). From time to time hereafter Licensor will create and develop Enhancements. The Licensed Products and the Enhancements shall be collectively referred to herein as the "Licensed Material."

     1.3 Licensee (and the Permitted Sublicensees referred to in Section 2.2 below) desire to use the Licensed Material in connection with the Business (as defined in Section 5 of the Appendix). The purpose of this Agreement is to set forth the terms and conditions under which the Licensor will grant to Licensee the right to use the Licensed Material in connection with the Business.

     1.4 Unless otherwise defined herein, all capitalized terms used in this Agreement, shall have the meanings set forth in the Appendix annexed hereto.

     NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged and agreed to, the Licensor and the Licensee hereby agree as follows:

                                  ARTICLE 2.

                                    LICENSE

     2.1  Grant of License.
          ----------------

          2.1.1     Exclusive and Non-Exclusive Worldwide Licenses in
                    -------------------------------------------------
Perpetuity. The Licensor hereby grants to the Licensee a license to use the
----------
Licensed Material during the Term throughout the Territory, in connection with the Business. Such license shall be exclusive with respect to the Business involving jobs with first year compensation equal to or in excess of the Compensation Threshold (the "Exclusive License"). Such license shall be non-exclusive with respect to the Business involving jobs with first year compensation less than the Compensation Threshold (the "Non-Exclusive License"). Licensor may grant to another Person an exclusive license with respect to the Business involving a job with first year compensation less than the Compensation Threshold as long as the Non-Exclusive License granted hereunder is expressly permitted and excluded from the exclusive coverage of such license.

          2.1.2     Acceptance by Licensee. Licensee hereby accepts the
                    ----------------------
Exclusive License and the Non-Exclusive License. The Exclusive License and the Non-Exclusive License shall be collectively referred to in this Agreement as the "License."

     2.2  Sublicenses. The Licensee shall not have the right to grant
          -----------
sublicenses to any Person with respect to any rights conferred upon the Licensee under this Agreement without the prior written consent of the Licensor, which may be given or withheld in the Licensor's sole and absolute discretion; provided, however, that the Licensee may, without the consent of the Licensor, grant partial or whole, exclusive or non-exclusive, sublicenses ("Permitted Sublicense") of either or both of the Exclusive License or the Non-Exclusive License to KFI, or any Person which is an Affiliate of KFI or Licensee or to any Person with respect to which Licensee or KFI is a partner, joint venturer, member or shareholder ("Permitted Sublicensee"). Upon the grant by Licensee of a Permitted Sublicense, Licensee shall immediately notify Licensor of such Permitted Sublicense and deliver to Licensor a copy of the sublicense agreement entered into with such Permitted Sublicensee. All Permitted Sublicensees shall be subject to and subordinate to this Agreement. Licensee shall not enter into any Permitted Sublicenses inconsistent with the provisions and intent of this Agreement.

     2.3  Sorkin Human Systems. Licensee understands that Licensor has granted a
          --------------------
license for some or all of the Licensed Material to Sorkin Human Systems ("SHS"), an entity wholly-owned by Licensor and Sorkin & Associates, a California corporation. SHS, among other things, provides services to the healthcare industry with respect to recruitment and evaluation of personnel in the healthcare industry. Nothing contained in this Agreement shall prohibit or restrict the license granted by Licensor to SHS ("SHS License"), provided and on condition that, with respect to that segment of the Competitive Business which involves job placements with first year compensation equal to, or in excess of, the Compensation Threshold only, SHS shall restrict its use of the Licensed Material to the healthcare industry as specified in Exhibit B annexed hereto ("SHS Permitted Business Activities"). Licensor shall not permit SHS to use any portion of the Licensed Material in any manner which would be inconsistent with the Exclusive License granted to Licensee hereunder outside of the SHS Permitted Business Activities. By executing an Acknowledgment and Agreement in the form of Exhibit C annexed hereto, SHS and Licensee thereby agree to, and Licensor hereby acknowledges, the terms and provisions set forth therein. The parties acknowledge that, except as expressly provided in Exhibit B, SHS' business activities shall in no way be limited by this Agreement. A breach by SHS of the Acknowledgement and Agreement shall constitute a breach under this Agreement.

     2.4  Translations. Licensor has created or developed translations of the
          ------------
Licensed Material for use in languages other than United States English as set forth in Exhibit C annexed hereto ("Current Translations"). The Licensed Material includes all Current Translations and Licensor shall make available to Licensee from time to time during the Term at Licensee's request, and for no cost, fee or other compensation payable to Licensor, a usable copy of each of the Current Translations. If Licensor develops additional translations of the Licensed Materials, which it may or may not do in its sole discretion, Licensor shall give Licensee prompt written notice of the availability or existence of such additional translations and shall make available to Licensee, at Licensee's request, for no cost, fee or other compensation payable to Licensor, a usable copy of each such new translation, which additional translations shall be included within the Licensed Material. If Licensee desires translations of Licensed Materials not yet developed by Licensor, Licensor, may at its sole and absolute discretion, develop such translations pursuant to an agreement with Licensee which shall be negotiated separate and apart from this Agreement. Licensee shall have the right, at its own cost and expense, to make its own translations of the Licensed Material into languages other than United States English or cause such translations to be made for the benefit of or use by Licensee; provided, however, that Licensor shall have the right to approve such translations solely for the purpose of ensuring their accuracy before being used by Licensee, as long as such approval is not unreasonably withheld. If Licensor fails to communicate its disapproval within five (5) business days from receipt by Licensor of such translation, such translation shall be deemed approved by Licensor.

     2.5  Restrictions on Use of Licensed Material. Nothing contained in this
          ----------------------------------------
Agreement shall be construed as affording the Licensee or any Permitted Sublicensee the right to use the Licensed Material for any purpose other than in connection with the Business. The Licensee and the Permitted Sublicensees shall not permit the client companies to, among other things, access assessments or surveys included within the Licensed Material for purposes other than (a) the completion of the Culture Profiles and Job Profiles referred to in Sections 3.2 and 3.3 below, (b) the creation of other profiles with the objective of placing candidates, and (c) the screening and placement of candidates into such client companies. Any rights to use the Licensed Material for purposes other than the screening and placement of candidates must be negotiated separate and apart from this Agreement. Notwithstanding anything contained in this Agreement, Licensee, KFI and the Permitted Sublicensees shall have the absolute right to use assessments, evaluation materials, culture profiles, job profiles and other testing instruments created or developed by Persons other than Licensor, at any time and from time to time.

     2.6  Term of License.
          ---------------

          2.6.1 Subject to the provisions of Section 2.6.2 below, the "Term" of the Exclusive License and the Non-Exclusive License shall each commence on the Agreement Date and shall continue in perpetuity unless and until Licensee or Licensor exercises its right to terminate one or both of such Licenses pursuant to Article 10 hereto. In the event either the Exclusive License or the Non-Exclusive License is terminated by Licensee pursuant to Article 10 below, the other non-terminated License shall remain in full force and effect in accordance with the terms and conditions of this Agreement.

          2.6.2 Notwithstanding the provisions of Section 2.6.1 above, the "Term" of the Exclusive License and the Non-Exclusive License for the country of Japan shall not commence until August 1, 1998. Licensor hereby represents and warrants to and covenants with Licensee that the current license for the Licensed Material which it has entered into with another entity for the country of Japan will expire on July 31, 1998 and the Licensor will not enter into or permit any other Person to enter into any license or other arrangement with such entity with respect to the Licensed Material inconsistent with the provisions and intent of this Agreement. The Licensor may enter into a non-exclusive license or other arrangement with such entity with respect to the Business involving jobs in Japan with first year compensation less than the Compensation Threshold.

     2.7  Distributors. Licensee shall not have the right to grant to any Person
          ------------
the right to distribute or facilitate the distribution of any Licensed Material whether in cooperation with the Licensee or any Permitted Sublicensee, without the prior written consent of Licensor, which consent may be given or withheld in Licensor's sole and absolute discretion.

     2.8  Attribution. Licensee shall attribute the Licensed Materials (or any
          -----------
portion thereof) to Licensor in the form and manner which Licensee reasonably determines. Licensee acknowledges and agrees that Licensor, in its sole and absolute discretion, may change its name and trademarks from time to time during the Term and that Licensee shall promptly accommodate such changes in any attributions pursuant to this Section 2.8.

                                  ARTICLE 3.

                        LICENSE FEES AND OTHER PAYMENTS

     3.1 License Fees. The following annual license fees ("Annual Licensee Fees") shall be payable by Licensee for use of the Licensed Material by Licensee and all Permitted Sublicensees:

     Year 1                             $ 50,000
     Year 2                             $150,000
     Year 3                             $250,000
     Year 4 & Each Year Thereafter      An amount equal to 100% of prior Year's
                                        fee plus or minus 50% of the percentage
                                        increase or decrease in Placement
                                        Revenues over the Placement Revenues for the prior Year. (For example, if in Year
                                        4 Placement Revenues increased 30% over
                                        the prior Year's Placement Revenues, the Annual License Fee for Year 4 would increase 15% to $287,500 ($250,000 X
                                        1.15). And if in Year 4 Placement
                                        Revenues decreases 30% over the prior
                                        Year's Placement Revenues, the Annual
                                        Licensee Fee for Year 4 would decrease
                                        15% to $212,500 ($250,000 x .85).

Permitted Sublicensees shall not be required to make payment of the Annual License Fee or any other similar fee or payment directly to Licensor.

          3.1.1 Payment of Annual License Fees. The Annual License Fee payable
                ------------------------------
for Year 1 shall be paid by Licensee within thirty (30) days after the Agreement Date. The Annual License Fee payable for each of Year 2 and Year 3 shall be paid within thirty (30) days after the date of commencement of such Year. The Annual License Fee for Year 4 and each Year thereafter shall be payable within ninety
(90) days after the end of each such Year.

     3.2  Quarterly Culture Profile Fees. Culture Profiles created and developed
          ------------------------------
by Licensor, which are completed by the client companies, are part of the Licensed Material. Within thirty (30) days after the end of each Quarter, commencing with the first full Quarter after the Launch Date, Licensee shall pay to Licensor a quarterly fee ("Culture Profile Fee") in an amount equal to Seventy-Five Dollars ($75.00) for each Culture Profile included within the Licensed Material which is completed by each client company for each department, regardless of the number of Culture Profiles completed for a department or the number of personnel within the client who complete such Culture Profiles; provided, however, that the maximum amount of Culture Profile Fees which shall be payable by Licensee in any Year shall be Fifty Thousand Dollars ($50,000.00).

     3.3  Quarterly Job Profile Fees. Job Profiles created and developed by
          --------------------------
Licensor, which are completed by the client companies, are part of the Licensed Material. Within thirty (30) days after the end of each Quarter, commencing with the first full Quarter after the Launch Date, Licensee shall pay to Licensor a quarterly fee ("Job Profile Fee") in an amount equal to Fifty Dollars ($50.00) for each Job Profile included within the Licensed Material which is completed by each client company for each position, regardless of the number of Job Profiles completed for a position or the number of personnel within the client who complete such Job Profiles; provided, however, that the maximum amount of Job Profile Fees which shall be payable by Licensee in any Year shall be Fifty Thousand Dollars ($50,000.00).

     3.4  Quarterly Placement Fees. Within thirty (30) days after the end of
          ------------------------
each Quarter, commencing with the first full Quarter after the Launch Date, Licensee shall pay to Licensor a quarterly placement fee ("Quarterly Placement Fee") equal to one percent (1%) of the Placement Revenues actually received by Licensee during the preceding Quarter; provided, however, that the maximum amount of aggregate Quarterly Placement Fees which shall be payable by Licensee for any Year shall be One Hundred Thousand Dollars ($100,000.00).

     3.5  Licensee Registration Fees. From time to time, Licensee and/or any
          --------------------------
Permitted Sublicensee may, in its sole and absolute discretion, elect to impose a fee or charge for individual candidates registering on its website on the Internet ("Registration Fee"). Such Registration Fees shall not constitute Placement Revenues for purposes of the License Fees or Placement Fees payable by Licensee to Licensor under this Agreement. However, in the event any such Registration Fees are collected, Licensor shall receive a royalty equal to thirty percent (30%) of the Registration Fees collected by Licensee and its Permitted Sublicensees in each calender quarter during the Term ("Registration Fee Royalties"). Such Registration Fee Royalties shall be payable quarterly within thirty (30) days after the end of each calendar quarter during the Term.

     3.6  Currency-Matters. All Royalty payments required to be made by Licensee
          ----------------
hereunder shall be paid to the Licensor in U.S. dollars. If any Placement Revenues with respect to which Royalties are payable hereunder are received initially in foreign currency, all such Revenues shall be first converted, where applicable, from the foreign currency into U.S. dollars at the financial rate of exchange quoted under Foreign Exchange in the Wall Street Journal or by another source regularly used by KFI in its business, in the manner which is the customary practice utilized by KFI, and the amount of the Royalties payable by Licensee with respect to such Placement Revenues shall be determined after the conversion. No Royalties based upon Placement Revenues shall be payable if such Placement Revenues are received by Licensee in a currency which cannot be legally converted to U.S. dollars ("blocked currency") until such conversion can legally be made.

     3.7  Withholding Taxes. If required by applicable law, any and all taxes
          -----------------
due or payable by the Licensor on Royalty payments or with respect to the remittance thereof shall be deducted by Licensee from such payments and shall be paid by Licensee to the proper taxing authorities, and proof of payment promptly shall be secured by Licensee and sent to the Licensor.

     3.8    Records. The Licensee shall keep, and cause any Permitted
            -------
Sublicensees to keep, full, complete, accurate and proper records and accounts of all Placement Revenues and other matters pertinent to the payment of Royalties hereunder. The Licensor and its duly authorized representatives and agents shall have the right, at all reasonable times, during normal business hours, upon at least twenty (20) business days advance written notice, to examine and/or audit such records and books of account and all other documents and materials in the possession or under the control of the Licensee and/or the Permitted Sublicensee, pertaining to the subject matter of this Agreement, and to make copies and/or extracts therefrom. If the audit shows that there is a deficiency in the payment of any amounts due pursuant to this Agreement, the deficiency shall become immediately due and payable. The costs of the audit shall be paid by Licensor unless the audit shows that Licensee understated the fees due by more than ten percent (10%), in which case Licensee shall pay all of Licensor's costs of the audit.

     3.9    Enhancements.
            ------------

            3.9.1  Inclusion. All Enhancements hereafter created, developed or
                   ---------
processed by Licensor, directly or indirectly, shall be included within the Licensed Material at no additional cost or expense to Licensee.

            3.9.2  Notification. Licensor shall, during the term hereof, notify
                   ------------
the Licensee of any and all Enhancements, and all results thereof and therefrom. Licensor shall furnish and deliver to Licensee all such Enhancements as soon as they are available and shall, for the additional consideration set forth in
Section 4.2, assist Licensee in its efforts to incorporate such Enhancements into the Licensed Material being used by Licensee and its Permitted Sublicensees.

     3.10   Reports and Basis of Payments. Licensee shall complete and submit to
            -----------------------------
the Licensor a quarterly report concurrently with the payment of the quarterly fees due hereunder and an annual report within ninety (90) days following the end of each Year. Each quarterly report shall contain a statement setting forth the Placement Revenues of Licensee for the preceding Quarter, the number of Culture Profiles and Job Profiles for the preceding Quarter which are subject to Sections 3.2 and 3.3, the Registration Fees, if any, imposed by Licensee for the preceding Quarter, and the Culture Profile Fees, Job Profile Fees, Quarterly Placement Fees and Registration Royalties, if any, payable to Licensor under this Agreement in respect of the preceding Quarter. Annual reports prepared pursuant to this section shall include all of the foregoing information for the preceding Year and in addition, shall set forth the Annual License Fees payable in respect of the succeeding Year. The quarterly and annual reports shall set forth the foregoing information on a cash basis. The Annual License Fees and Quarterly Placement Fees payable to Licensor hereunder shall be based upon actual Placement Revenues received by Licensee on a cash basis during the relevant period. The Registration Royalties payable to Licensor hereunder shall be based upon actual Registration Fees received by Licensee on a cash basis during the relevant period. All information contained in the quarterly and annual reports shall constitute "Confidential Information" of Licensee within the meaning of this Agreement and shall be subject to the provisions of Article 9 below.

                                  ARTICLE 4.

               PROFESSIONAL SERVICES TO BE PROVIDED BY LICENSOR

     4.1    Professional Services.
            ---------------------

            4.1.1   Type of Services. During the Term, Licensor shall render
                    ----------------
professional services to Licensee and its Permitted Sublicensees, as requested from time to time by Licensee and as mutually agreed upon by Licensor, and Licensee or the Permitted Sublicensees, as applicable. In Year 1 the professional services shall consist primarily, but not exclusively, of services relating to the transfer of technology referred to in Article 7 below and assistance in making certain that Licensee's web site on the Internet is fully operational. In Years subsequent to Year 1, such professional services shall be those which are requested from time to time by Licensee, subject to the approval of Licensor, which approval shall not be unreasonably withheld or delayed. Licensor hereby commits to providing at least ten (10) days of such professional services to Licensee during Year 1, if and to the extent requested from time to time by Licensee, and at least sixty (60) days of professional services during each Year thereafter during the Term, if and to the extent requested from time to time by Licensee.

          4.1.2     Written Descriptions and Budget. Any and all professional
                    -------------------------------
services to be rendered by Licensor pursuant to Section 4.1.1 above, shall be reasonably described in writing and submitted to Licensee for its approval, together with a reasonably detailed budget showing the estimated fees to be paid for such services. Licensor is not authorized to render any such professional services unless and until the Chief Executive Officer of Licensee has approved in writing the written description and budget referred to above.

     4.2  Professional Services Fees.
          --------------------------

          4.2.1 For professional services rendered by Licensor for mutually agreed upon research and development of the Licensed Materials during Year 1, Licensor shall receive fees at the rate of One Thousand Two Hundred and Fifty Dollars ($1,250.00) per day.

          4.2.2 For professional services rendered by Licensor for mutually agreed upon research and development of the Licensed Materials during Year 2, Licensor shall receive fees at the rate of One Thousand Four Hundred Dollars ($1,400.00) per day.

          4.2.3 For professional services rendered by Licensor for mutually agreed upon research and development of the Licensed Materials during Year 3, Licensor shall receive fees at the rate of One Thousand Five Hundred and Forty Dollars ($1,540.00) per day.

          4.2.4 For professional services rendered by Licensor for mutually agreed upon research and development of the Licensed Materials during Year 4 and each Year of the Term thereafter, Licensor shall receive fees at the rate of one hundred and ten percent (110%) of the daily rate paid by Licensee during the immediately preceding Year.

          4.2.5 Any other professional services performed by Licensor during the Term of this Agreement at Licensee's request, subject to the approval of Licensor in its sole and absolute discretion, shall be at a fee to be negotiated at such time.

                                  ARTICLE 5.

                           TRADEMARKS AND COPYRIGHTS


     5.1  Trademarks. All Existing Trademark Registrations relating to Licensor
          ----------
and/or the Licensed Material are listed in Exhibit E annexed hereto. Licensee shall not file any Trademark Application without the prior written consent of Licensor. If Licensor consents to any such Trademark Application filing by Licensee, then such applications shall be filed in the name of Licensor and the costs and expenses incurred in connection therewith shall be shared equally by the Licensee and the Licensor. Licensor may, at its sole cost and expense, file such Trademark Applications as it deems necessary or appropriate without the consent of Licensee. All trademarks pertaining to the Licensed Materials shall constitute the property of Licensor and shall be included within the Licensed Material hereunder. Licensor and Licensee shall fully cooperate with each other in connection with the prosecution and maintenance of all such Trademark Applications and all Trademark Registrations; provided, however, that (a) Licensor shall indemnify and reimburse Licensee for any and all costs and expenses (including, without limitation, all attorneys' fees) incurred by Licensee in connection therewith and (b) the obligation of Licensee to cooperate with Licensor shall not require Licensee to engage in any litigation or administrative proceeding.

     5.2  Copyrights. All Existing Copyright Registrations are listed in Exhibit
          ----------
F annexed hereto. Licensee shall not file any Copyright Application without the prior written consent of Licensor. If Licensor consents to the filing of any such Copyright Application by Licensee, then such applications shall be filed in the name of Licensor and the costs and expenses incurred in connection therewith shall be shared equally by the Licensee and by Licensor. Licensor may, at its sole cost and expense, file such Copyright Applications as it deems necessary or appropriate without the consent of Licensees. Licensor and Licensees shall fully cooperate with each other in connection with the prosecution and maintenance of all such Copyright Applications and all Copyright

Registrations; provided, however, that (a) Licensor shall indemnify and reimburse Licensee for any and all costs and expenses (including, without limitation, all attorneys' fees) incurred by Licensee in connection therewith and (b) the obligation of Licensee to cooperate with Licensor shall not require Licensee to engage in any litigation or administrative proceeding.

          5.3  Ownership. Licensor shall retain full ownership and title to the
               ---------
Licensed Material, subject only to the Licensee's and Permitted Sublicensee's rights under this Agreement.

          5.4  Notification; Protection.
               ------------------------

               5.4.1 Licensee agrees to promptly notify Licensor of any written claims or charges received by Licensee relating to the Licensed Material or of any infringement of the Licensed Material of which it has knowledge. Licensor agrees to promptly notify Licensee of any written claims or charges received by Licensor relating to the Licensed Material or of any infringement of the Licensed Material of which it has knowledge.

               5.4.2 Subject to the provisions of Section 5.4.3, the Licensor reserves all rights to protect and preserve the integrity and validity of the Trademarks and Copyrights, including the taking of actions deemed by the Licensor to be necessary or appropriate to secure, protect and/or maintain the Licensor's rights to the Licensed Material. Licensee agrees to (a) do any and all things reasonably requested by Licensor which are necessary or appropriate to secure, protect and/or maintain the Licensor's rights to the Licensed Material (including, but not limited to, executing any relevant documents or instruments), and (b) otherwise cooperate with the Licensor's efforts to protect such rights; provided, however, that subject to the provisions of Section 5.4.3 below, Licensor shall indemnify and reimburse Licensee for any and all costs and expenses (including, without limitation, all attorneys' fees) incurred by Licensee in connection therewith.

               5.4.3 At the request of the Licensee, the Licensor shall take such action, including initiating litigation or an appropriate administrative proceeding, as Licensee may reasonably request to secure, protect and/or maintain the Licensor's rights to the Licensed Material, in which event the Licensee shall cooperate with Licensor in connection therewith. In the event Licensor fails, refuses or neglects to take any such action within ten (10) days after receiving a request from the Licensee to do so, the Licensee may take such action (either in its name and/or the name of the Licensor) as it deems necessary or appropriate in order to secure, protect and/or maintain the Licensor's rights to the Licensed Material, in which event the Licensor shall cooperate with Licensee and its counsel in connection therewith. In the event Licensor takes any action at the request of Licensee pursuant to this Section
5.4.3 or the Licensee takes such action pursuant to this Section 5.4.3, then Licensor shall bear and be responsible, and indemnify Licensee against, the first $100,000 in attorneys' fees and court or administrative costs incurred in connection therewith. Attorneys' fees and court or administrative costs incurred in excess of $100,000 in connection with any action taken by the Licensor or Licensee pursuant to the provisions of this Section 5.4.3 shall be borne equally by Licensor and Licensee. No action taken by the Licensor pursuant to this
Section 5.4.3 may be settled or compromised without the prior written consent of Licensee.

          5.5  Licensee's Use of Trademarks. The Licensee shall not adopt, use
               ----------------------------
or register (by filing an amendment to its articles of incorporation, filing a fictitious business name statement or otherwise) any trade or business name, style or design which includes, or is confusingly similar to, any of the Licensor's trademarks, service marks, trade names, logos, insignia, slogans, emblems, symbols, designs or other identifying characteristics. The Licensor shall not adopt, use or register (by amending its partnership agreement, filing a fictitious business name statement or otherwise) any trade or business name, style or design which includes, or is confusingly similar to, any of the Licensee's trademarks, service marks, trade names, logos, insignia, slogans, emblems, symbols, designs or other identifying characteristics.

          5.6  Changes to Trademarks. The Licensor shall have the right at any
               ---------------------
time to make additions to, deletions from and changes in any of the Trademarks upon notice to the Licensee. At the Licensor's sole option, any such addition, deletion or change shall be incorporated into this Agreement upon notice to the Licensee.

     5.7  Indemnification of Licensee. Licensor shall indemnify, defend and hold
          ---------------------------
Licensee and KFI harmless from and against any Claims or Losses which may be suffered or incurred by Licensee in connection with or by reason of (a) the breach by Licensor of any of its covenants contained in this Agreement, (b) the breach by SHS of any of its obligations under the Acknowledgment and Agreement attached hereto as Exhibit B, (c) the breach or inaccuracy of any of the representations or warranties made by Licensor in this Agreement.

     5.8  Indemnification of Licensor. Licensee shall indemnify, defend and hold
          ---------------------------
Licensor harmless from and against any Claims or Losses which may be suffered or incurred by Licensor in connection with or by reason of (a) the breach by Licensee or a Permitted Sublicensee of any of the covenants contained in this Agreement, and (b) the breach or inaccuracy of any of the representations or warranties made by Licensee in this Agreement.

                                  ARTICLE 6.

                   OBLIGATIONS RELATED TO COMMERCIALIZATION

     6.1  Rules and Regulations. Licensee shall be responsible for compliance
          ---------------------
with any and all applicable laws, rules and regulations regarding, and for obtaining any and all necessary governmental approvals for the use of the Licensed Material in connection with the Business.

     6.2  Trademark and Copyright Notices. Licensee shall, at its own expense,
          -------------------------------
apply trademark and copyright notices and other markings as Licensor may reasonably request in connection with each and every use of the Licensed Material under the laws or regulations of each country where the Licensed Material is used, which markings shall be in such form and manner as Licensee may reasonably determine.

     6.3  Website HyperLinks. Licensee shall display a link and a reference to
          -------------------
Licensor's website (in a normal and customary typeface and manner) on the Internet on Licensee's website on the Internet as part of Licensee's feedback report to candidates. Licensee will, at Licensor's request or with Licensor's prior consent, have an additional link to a fulfillment center for purposes of selling Licensor's publications.

                                  ARTICLE 7.

                        TECHNOLOGY SHARING AND TRANSFER

     7.1  Technology Transfer. Licensor hereby agrees to provide and transfer to
          -------------------
the Licensee and its Permitted Sublicensees all of the following, which shall constitute part of and be included within the meaning of the term Licensed
Material:

          7.1.1 All such algorithms as may be necessary or appropriate to generate or enable Licensee and its Permitted Sublicensees to provide feedback to individual candidates based upon assessment test scores derived from the Licensed Material.

          7.1.2 All such algorithms as may be necessary or appropriate in order for the Licensee and its Permitted Sublicensees to create, develop, compute or determine coefficients indicating a particular individual candidate's suitability and fitness for a particular position or for the culture of one or more client companies.

          7.1.3 All such algorithms as may be necessary or appropriate in order for the Licensee and its Permitted Sublicensees to produce follow-up interview questions.

          7.1.4 All such algorithms as may be necessary or appropriate in order for the Licensee and its Permitted Sublicensees to determine the potential effectiveness of a particular individual candidate in terms of four broad bands of behavioral competency and two leadership profiles.

               7.1.5 All such compiled software necessary or appropriate for scoring assessments included within the Licensed Material; provided, however, that the Licensee and the Permitted Sublicensees shall not undertake or permit other Persons under its control to undertake any decompiling or reverse engineering, in whole or in part, of such compiled software provided by Licensor.

               7.1.6 All procedures, software and other programs already developed or hereafter developed by Licensor relating to the linking of software and algorithms included within the Licensed Material to databases and user interfaces implemented on the world wide web or Internet.

       7.2  Access Rights of Licensor to Licensee's Database; Licensor's Use of
            -------------------------------------------------------------------
Information.
-----------

            7.2.1 During the Term, subject to the Confidentiality provisions set forth in Article 9, Licensor shall have access to Licensee's database on a monthly basis and only for research purposes and the publication of research reports relating thereto at such times, for such duration and under such conditions as Licensee may reasonably determine. In addition, all other information and data obtained by Licensor in connection with Licensee's (and any Permitted Sublicensee's) use of the Licensed Material may be used by Licensor but only for research purposes and publications related to such research.

            7.2.2 All information in Licensee's database and all other information and data obtained by Licensor in connection with Licensee's (and any Permitted Sublicensee's) use of the Licensed Material constitutes Confidential Information of Licensee within the meaning of Article 9.

            7.2.3 Under no circumstances whatsoever shall Licensor be permitted to use Licensee's database (a) to obtain the names of or any correspondence information relating to any candidates or client companies and use such information except as expressly authorized herein or (b) to solicit or otherwise contact any candidates or client companies of Licensee or KFI or (c) for purposes contrary to the terms and intent of this Agreement or (d) for the benefit or in aid of a Company Competitor or a KFI Competitor. Nothing in this
Section 7.2.3 shall restrict Licensor from using information from Licensee's database to improve upon the reliability and validity of the Licensed Material as long as no individual or company is specifically identified and such information is not identified as originating from Licensee's database or KFI. The parties acknowledge that Licensor may obtain personal assessment responses to Licensed Material from Licensee for persons who have registered at Licensee's website and who have contacted Licensor at Licensor's website and who have also given written permission to Licensor to obtain said assessment responses from Licensee and, in addition, has given written authorization to Licensee to release such information to Licensor. Licensor may charge fees to such persons for additional career guidance services.

                                  ARTICLE 8.

                        REPRESENTATIONS AND WARRANTIES

       8.1  Representations and Warranties of Licensor. Licensor hereby
            ------------------------------------------
represents and warrants to Licensee that:

            8.1.1 Licensor is the sole owner of the Licensed Material, the Existing Copyright Registrations and the Existing Trademark Registrations, and, except as expressly set forth in this Agreement, has not sold, transferred, assigned or otherwise disposed of, directly or indirectly, by operation of law or otherwise, any of the Licensed Material, any of the Existing Copyright Registrations, or any of the Existing Trademark Registrations, or any interest therein, to any Person other than Licensee hereunder. To the best of Licensor's knowledge, no Person has made any claim or filed any protest or filed any action, suit or proceeding challenging Licensor's exclusive ownership rights and interests in and to the Licensed Material, the Existing Copyright Registrations or the Existing Trademark Registrations.

               8.1.2 Licensor is not aware of any rights of third parties that would be infringed by manufacturing, using or selling the Licensed Material or by any of the Existing Copyright Registrations or by any of the Existing Trademark Registrations.

               8.1.3 Licensor is not aware that any third parties in any way infringing the Licensed Material or the Existing Copyright Registrations or the Existing Trademark Registrations.

               8.1.4 Licensor is not aware of any action, suit, proceeding or other claim pending or threatened against Licensor or any other person, firm or entity, involving or relating to the Licensed Material or the Existing Copyright Registrations or the Existing Trademark Registrations. Licensor is not aware of any order, decree or judgment in effect that affects the Licensed Material and/or the ability of Licensor to perform its obligations hereunder.

               8.1.5 Licensor is not aware that any aspect of any of the Licensed Material or job-person matching violates any federal or state laws, including equal employment opportunity laws. Licensor is not aware that the Licensed Material or the process of job-person matching included therein has had an adverse impact on any group protected by any equal employment opportunity laws, including, but not limited to, Title VII of the Civil Rights Act of 1964, 42 U.S.C Section 2000e et. Seq. and any similar laws of any state. The Licensed Material and the process of job-person matching included therein have been validated in accordance with generally accepted professional practices for construct and criterion related validity. Licensor agrees that in the event of any challenge by any third party to the legality of the Licensed Material and/or the process of job-person matching, Licensor shall provide, at no cost to Licensee (a) evidence establishing that the Licensed Material and the process of job-person matching included therein do not have an adverse impact on any group protected by any equal employment opportunity laws for selection into positions involved in Licensee's Business; (b) evidence that the Licensed Material and the process of job-person matching have been validated in accordance with standard practices; and (c) expert witness testimony to support such evidence.

               8.1.6 When used by Licensee (and any Permitted Sublicensee) in connection with the Business, the Licensed Material will perform the functions for which it has been designed. All assessments and job-person matching included within the Licensed Material have been tested by internal objective studies conducted by Licensor and the results of those tests demonstrate that the Licensed Material will perform the functions for which it has been designed and marketed. The parties acknowledge that the Licensed Material is designed and marketed to estimate individuals' effectiveness in specific job-related behavioral competencies.

               8.1.7 Licensor is a limited liability company duly organized, validly existing and in good standing under the laws of the State of California. All action required or appropriate in order for Licensor to execute, deliver and perform this Agreement have been duly and validly taken and Licensor is entitled to execute and deliver this Agreement and perform its obligations hereunder. This Agreement constitutes a legal, valid and binding obligation of Licensor, enforceable against Licensor in accordance with its terms and all persons executing this Agreement on behalf of Licensor are duly authorized and empowered to do so.

               8.1.8 No consent, approval or notice is required to be obtained or given by Licensor from or to any person, firm or entity, governmental or nongovernmental, in order for Licensor to execute and deliver this Agreement and perform its obligations hereunder. This Agreement will not violate Licensor's Articles of Organization or any other agreement or document to which Licensor is a party or by which it is bound.

          8.2  Representations and Warranties of Licensee. Licensee hereby
               ------------------------------------------
represents and warrants to Licensor that:

               8.2.1 There is no action, suit, proceeding or other claim pending or threatened against Licensee and there is no order, decree or judgment in effect which affects the ability of Licensee to perform its obligations hereunder.

               8.2.2 Licensee is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware. All action required or appropriate in order for Licensee to execute, deliver and perform this Agreement have been duly and validly taken and Licensee is entitled to execute and deliver this Agreement and perform its obligations hereunder. This Agreement constitutes a legal, valid and binding obligation of Licensee, enforceable against Licensee in accordance with its terms and all persons executing this Agreement on behalf of Licensee are duly authorized and empowered to do so.

               8.2.3 No consent, approval or notice is required to be obtained or given by Licensee from or to any person, firm or entity, governmental or nongovernmental, in order for Licensee to execute and deliver this Agreement and perform its obligations hereunder. This Agreement will not violate Licensee's Articles of Incorporation, By-Laws or any other agreement or document to which Licensee is a party or by which it is bound.


                                  ARTICLE 9.

                                CONFIDENTIALITY

          9.1  Confidentiality.
               ---------------

               9.1.1   Treatment of Confidential Information. The parties agree
                       -------------------------------------
that during the term of this Agreement, a party receiving Confidential Information of the other party will (a) maintain in confidence such Confidential Information, (b) not disclose such Confidential Information to any third party without prior written consent of the other party and (c) not use such Confidential Information for any purpose except those expressly permitted by this Agreement.

               9.1.2   Publications. Nothing in this Agreement shall limit the
                       ------------
Licensor's right to publish information about or related to the Licensed Material; provided, however, prior to any such publication, the Licensor shall use reasonable efforts to submit to the Licensee for review only a copy of the proposed publication prior to the anticipated publication date.

               9.1.3   Publicity. Except as otherwise provided in Section 9.1.4
                       ---------
below or as set forth in Exhibit H annexed hereto, or required by applicable law, no party shall originate any publication, news release, or other public announcement, written or oral, whether in the public press or otherwise, relating to this Agreement or to any sublicense arrangement hereunder, without the prior written approval of the other party, which approval shall not be unreasonably withheld. Professional, scholastic, and research publications and publications distributed to lenders, investment bankers, stockholders or potential investors in the Licensee or in the Licensor shall be deemed not to violate this Section.

               9.1.4   Relationships. Licensor is hereby granted permission to
                       -------------
publicly disclose its relationship with the Licensee by virtue of this Agreement; provided, the form and substance of such disclosure is approved in advance by the Licensee, which approval shall not be unreasonably withheld or delayed; provided, however, Licensee, upon ten (10) days advance written notice to Licensor, may require Licensor to immediately cease publicly disclosing such relationship at the end of such ten (10) day period if Licensor, or any of its principals, commit a Revocation Act (as hereafter defined). Licensee is hereby granted permission to publicly disclose its relationship with the Licensor by virtue of this Agreement; provided, the form and substance of such disclosure is approved in advance by the Licensor, which approval shall not be unreasonably withheld or delayed; provided, however, Licensor, upon ten (10) days advance written notice to Licensee, may require Licensee to immediately cease publicly disclosing such relationship at the end of such ten (10) day period if Licensee, or any of its principals, commit a Revocation Act (as hereafter defined). As used herein, "Revocation Act" shall mean: (a) conduct which brings the acting party into public disrepute; (b) commission of a felony; or (c) conduct which becomes the subject of adverse publicity which would or could, in the good faith judgment of the revoking party, adversely affect the reputation of the revoking party.

                                  ARTICLE 10.

                             TERM AND TERMINATION

     10.1 Termination.
          -----------

          10.1.1    Termination by Licensee Without Cause. At any time and from
                    -------------------------------------
time to time following the expiration of the first Year of the Term, Licensee shall have the right to (a) terminate this Agreement without cause or (b) terminate either the Exclusive License or the Non-Exclusive License without cause. In order to exercise such right of termination, Licensee shall give Licensor at least thirty (30) calendar days prior written notice of such termination. The Annual License Fee shall not be affected by the termination of either the Exclusive License or Non-Exclusive License if this Agreement remains in effect.

          10.1.2    Termination Upon Default. Either or both of the following
                    ------------------------
events shall constitute an event of default hereunder: (a) the failure of any party to pay any amounts when due hereunder within ten (10) business days after receipt of a written demand therefor; or (b) the failure of any party to perform any other obligation hereunder within thirty (30) days after receipt of written notice from the other party specifying in reasonable detail the nature of such nonperformance. Upon the occurrence of any event of default, the non-defaulting party may terminate this Agreement and the License by delivering to the defaulting party written notice thereof. Such termination shall be effective upon the date set forth in such notice. Termination pursuant to this Section
10.1.2 shall not relieve the defaulting party from liability for damages suffered by the other party. Waiver by either party of a single default or a succession of defaults shall not deprive such party of its right to terminate this Agreement by reason of any subsequent default.

          10.1.3    Other Termination Event. Licensor may terminate this
                    -----------------------
Agreement and the License, in its sole and absolute discretion, if Licensee and all Permitted Sublicensees, in the aggregate, cease to use the Licensed Material as part of the registration process for at least 20% of the potential job candidates registering at Licensee's (and any Permitted Sublicensee's) Internet Website.

          10.1.4    Rights Upon Termination. Upon any termination of this
                    -----------------------
Agreement, the License shall terminate. Upon termination of either but not both the Exclusive License or the Non-Exclusive License (if applicable), the License which is not terminated shall remain in full force and effect in accordance with the terms and conditions of this Agreement. Upon any termination of this entire Agreement, the Licensee promptly shall return all materials, samples, documents, information and other materials which embody or disclose any Licensed Material; provided, however, that the Licensee shall not be obligated to provide the Licensor with Confidential Information or proprietary information independently developed by the Licensee, except to the extent it relates to the Licensed Material. Any such termination shall not relieve either party from any obligations accrued up to the date of termination. Notwithstanding the termination of this Agreement during any Year, no portion of the Annual License Fee paid for such Year shall be refundable. If this Agreement is terminated during Year 4 or thereafter, the Annual License Fee shall be determined by annualizing the Placement Revenues generated during such partial Year. Upon any such termination, each party shall be required to abide by its nondisclosure obligations pursuant to Article 9 hereof, which obligations shall survive any termination of this Agreement.

                                  ARTICLE 11.

                                 MISCELLANEOUS

     11.1 General Provisions.
          ------------------

          11.1.1    Assignment by Licensee. Except as otherwise provided in
                    ----------------------
Section 2.2 above, neither this Agreement nor any rights granted hereunder may be assigned or transferred by the Licensee without the prior written consent of the Licensor, which consent may be withheld or delayed in Licensor's sole and absolute discretion; provided, however, that this Agreement and all of the rights and duties of the Licensee and a Permitted Sublicensee hereunder may be assigned or transferred to any Person who acquires all or substantially all of the

Business of the Licensee or such Permitted Sublicensee, either by way of an acquisition, merger, consolidation, reorganization or other transaction.

               11.1.2    Assignment by Licensor. Licensor may transfer its
                         ----------------------
rights and obligations under this Agreement to any Person without the prior written consent of Licensee, provided and on condition that: (a) the transferee is also acquiring all right, title and interest in and to the Licensed Material and the transferee agrees in writing to assume all of Licensor's duties and obligations under this Agreement; and (b) the transferee is not a Company Competitor or a KFI Competitor. If the transferee is a Company Competitor or a KFI Competitor then Licensor may not transfer its rights and obligations under this Agreement to such Person without the prior written consent of Licensee, which consent may be given or withheld in the sole and absolute discretion of Licensee. For purposes of this Section 11.1.2, a merger, consolidation or reorganization of Licensor into or with another Person, whether or not Licensor is the surviving entity, the sale of the Licensed Material (including the transfer of the Licensed Material in connection with the sale of all or substantially all of the assets of Licensor), and/or the acquisition by any Person of more than ten percent (10%) of the ownership interests, percentage interests in profits, or voting rights of the Licensor, whether by contract, purchase of interest or otherwise, shall constitute a transfer of Licensor's rights under this Agreement within the meaning of this Section.

               11.1.3    Binding Upon Successors and Assigns. Subject to the
                         -----------------------------------
limitations on assignment set forth in Sections 11.1.1 and 11.1.2 hereof, this Agreement shall be binding upon and inure to the benefit of any successors in interest and assigns of the Licensor and the Licensee.

          11.2 Independent Contractors. The relationship between the Licensor
               -----------------------
and the Licensee shall only be that of independent contractors. The Licensor and the Licensee shall for no purposes, be deemed to be joint ventures, partners, principal and agent, master and servant, or employer and employee. On no account may a party hereto create (or hold itself out to third parties as being able to create) any binding obligation on behalf of the other without the prior written consent of the other.

          11.3 Preparation of Agreement. It is acknowledged by each party that
               ------------------------
such party either had separate and independent advice of counsel or the opportunity to avail itself or himself of separate and independent legal counsel. Each party hereto understands and acknowledges that the law firm of Morrison & Foerster LLP, is legal counsel to Licensee only, and does not represent any other parties to this Agreement. In light of these and other relevant facts it is further acknowledged that no party shall be construed to be solely responsible for the drafting hereof, and therefore any ambiguity shall not be construed against any party as the alleged draftsman of this Agreement.

          11.4 Cooperation and Further Assurances. Unless otherwise expressly
               ----------------------------------
provided in this Agreement, each party agrees, without further consideration, to cooperate and diligently perform any further acts, deeds and things and to execute and deliver any documents that may from time to time be reasonably necessary or otherwise reasonably required to consummate, evidence, confirm and/or carry out the intent and provisions of this Agreement, all without undue delay or expense; provided, however, to the extent such cooperation shall require the expenditure of time or funds, the party requesting such cooperation shall reimburse the other party its costs and reasonably compensate the other party for its time.

          11.5 Interpretation.
               --------------

               11.5.1    Entire Agreement/No Collateral Representations. Each
                         ----------------------------------------------
party expressly acknowledges and agrees that this Agreement: (i) is the final expression of the parties agreements with respect to the subject matter hereof and thereof and are the complete and exclusive statements of the terms of such agreement; (ii) supersedes any prior or contemporaneous agreements, promises, assurances, guarantees, representations, understandings, conduct, proposals, conditions, commitments, acts, course of dealing, warranties, interpretations or terms of any kind, oral or written (collectively and severally, the "Prior Agreements"), and that any such Prior Agreements are of no force or effect except as expressly set forth herein and therein; and (iii) may not be varied, supplemented or contradicted by evidence of Prior Agreements. Any agreement hereafter made shall be ineffective to modify, supplement or discharge the terms of this Agreement, in whole or in part, unless such agreement is in writing and signed by the party against whom enforcement of the modification or supplement is sought.

               11.5.2    Waiver. No breach of any agreement or provision herein
                         ------
contained, or of any obligation under this Agreement, may be waived, nor shall any extension of time for performance of any obligations or acts be deemed an extension of time for performance of any other obligations or acts contained herein, except by written instrument signed by the party to be charged or as otherwise expressly authorized herein. No waiver of any breach of any agreement or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof, or a waiver or relinquishment of any other agreement or provision or right or power herein contained.

               11.5.3    Remedies Cumulative. Except as otherwise provided in
                         -------------------
this Agreement, the remedies of each party under this Agreement, at law and in equity, shall be cumulative and non-exclusive.

               11.5.4    Severability. If any term or provision of this
                         ------------
Agreement or the application thereof to any Person or circumstance shall, to any extent, be determined to be invalid, illegal or unenforceable under present or future laws effective during the term of this Agreement, then and, in that event: (i) the performance of the offending term or provision (but only to the extent its application is invalid, illegal or unenforceable) shall be excused as if it had never been incorporated into this Agreement, and, in lieu of such excused provision, there shall be added a provision as similar in terms and amount to such excused provision as may be possible and be legal, valid and enforceable, and (ii) the remaining part of this Agreement (including the application of the offending term or provision to persons or circumstances other than those as to which it is held invalid, illegal or unenforceable) shall not be affected thereby and shall continue in full force and effect to the fullest extent provided by law.

               11.5.5    No Third Party Beneficiary; No Liability for KFI.
                         --------------------------
Except to the extent KFI is expressly referred to in this Agreement, the parties specifically disavow any desire or intention to create any third party beneficiary obligations, and specifically declare that no third party shall have any rights hereunder or any right of enforcement hereof. Notwithstanding the foregoing, KFI shall be a third party beneficiary to the extent of the rights and benefits expressly conferred own KFI under this Agreement. Under no circumstances shall KFI have any duty, obligation, liability or responsibility for any of the duties, obligations and liabilities of Licensee under this Agreement, either at law or in equity.

               11.5.6    No Reliance Upon Prior Representation. The parties
                         -------------------------------------
acknowledge that no other party has made any oral representation or promise which would induce them prior to executing this Agreement to change their position to their detriment, partially perform, or part with value in reliance upon such representation or promise; the parties acknowledge that they have taken such action at their own risk; and the parties represent that they have not so changed their position, performed or parted with value prior to the time of their execution of this Agreement.

               11.5.7    Headings; References; Incorporation; Gender. The
                         -------------------------------------------
headings used in this Agreement are for convenience and reference purposes only, and shall not be used in construing or interpreting the scope or intent of this Agreement or any provision hereof. References to this Agreement shall include all amendments or renewals thereof. All cross-references in this Agreement, unless specifically directed to another agreement or document, shall be construed only to refer to provisions within this Agreement, and shall not be construed to be referenced to the overall transaction or to any other agreement or document. Any exhibit referenced in this Agreement shall be construed to be incorporated in this Agreement. As used in this Agreement, each gender shall be deemed to include the other gender, including neutral genders or genders appropriate for entities, if applicable, and the singular shall be deemed to include the plural, and vice versa, as the context requires.

          11.6 Enforcement.
               -----------

               11.6.1    Applicable Law. This Agreement and the rights and
                         --------------
remedies of each party arising out of or relating to this Agreement (including, without limitation, equitable remedies) shall be solely governed by, interpreted under, and construed and enforced in accordance with the laws (without regard to the conflicts of law principles thereof) of the State of California, as if this agreement were made, and as if its obligations are to be performed, wholly within the State of California.

           11.6.2   Consent to Jurisdiction; Service of Process. Any action or
                    -------------------------------------------
proceeding arising out of or relating to this Agreement shall be filed in and heard and litigated solely before the state courts of California located within the County of Los Angeles. Each party generally and unconditionally accepts the exclusive jurisdiction of such courts and to venue therein, consents to the service of process in any such action or proceeding by certified or registered mailing of the summons and complaint in accordance with the notice provisions of this Agreement, and waives any defense or right to object to venue in said courts based upon the doctrine of "Forum Non Conveniens". Each party irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement.

           11.6.3   Attorneys' Fees and Costs. If any party institutes or should
                    -------------------------
the parties otherwise become a party to any Action Or Proceeding based upon or arising out of this Agreement including, without limitation, to enforce or interpret this Agreement or any provision hereof, or for damages by reason of any alleged breach of this Agreement or any provision hereof, or for a declaration of rights in connection herewith, or for any other relief, including equitable relief, in connection herewith, the Prevailing Party in any such Action Or Proceeding, whether or not such Action Or Proceeding proceeds to final judgment or determination, shall be entitled to receive from the non-Prevailing Party as a cost of suit, and not as damages, all Costs And Expenses of prosecuting or defending the Action Or Proceeding, as the case may be, including, without limitation, reasonable Attorneys' And Other Fees.

     11.7  Notices. Any notice, approval, disapproval, consent, waiver, or other
           -------
communication (collectively, "Notices") required or permitted to be given under this Agreement shall be in writing and shall be delivered personally or mailed, certified or registered United States mail, postage prepaid, return receipt requested, or sent by Federal Express or other reliable overnight carrier for next business day delivery, or by fax. All Notices shall be deemed delivered (a) if personally served, when actually delivered to the address of the person to whom such Notice is given, (b) if sent via Federal Express or other overnight courier for next business day delivery, one (1) business day following the date on which the Notice is given to Federal Express or other overnight courier, (c) if by mail, three (3) days following deposit in the United States mail, or (d) if by fax, when the transmitting telecopier machine has confirmed that the Notice has been completed or sent without error. All Notices shall be addressed to the party to whom such Notice is to be given at the party's address set forth below or as such party shall otherwise direct by Notice sent pursuant to this Section:

     If Licensee:      Korn/Ferry International Futurestep, Inc.
                       1800 Century Park East, Suite 900
                       Los Angeles, California 90067
                       Attention: Mr. Man Jit Singh, President
                       Telephone:  (310) 843-4121
                       Telecopier: (310) 553-8640

     With a copy to:   Michael C. Cohen, Esq.
                       Morrison & Foerster LLP
                       555 West Fifth Street, Suite 3500
                       Los Angeles, California 90013-1024
                       Telephone:  (213) 892-5404
                       Telecopier: (213) 892-5454


     If Licensor:      Self Discovery Dynamics, LLC
                       615 Hampshire Rd., Suite 357
                       Westlake Village, California 91361
                       Attention: Kenneth R. Brousseau,. Ph.D., General Partner
                       Telephone:  (805) 495-6854
                       Telecopier: (805) 493-5694

     With a copy to:     David Minton, Esq.
                         Seltzer Caplan Wilkins & McMahon
                         2100 Symphony Towers
                         750 B Street
                         San Diego, California 92101
                         Telephone:  (619) 685-3003
                         Telecopier: (619) 685-3100

                         Stephen C. Sorkin
                         Self Discovery Dynamics, LLC
                         7777 Fay Avenue, Suite 111
                         La Jolla, California 92037
                         Telephone:  (619) 551-7353
                         Telecopier: (619) 551-7340

     11.8   Counterparts. This Agreement may be executed in counterparts, each
            ------------
of which shall be deemed an original, and all of which together shall constitute one and the same instrument, binding on all parties hereto. Any signature page of this Agreement may be detached from any counterpart of this Agreement and re-attached to any other counterpart of this Agreement identical in form hereto by having attached to it one or more additional signature pages.

     11.9   Exhibits. All Exhibits annexed hereto are incorporated into this
            --------
Agreement and made a part hereof by this reference.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

LICENSOR:                                   LICENSEE:

SELF DISCOVERY DYNAMICS, LLC,               KORN/FERRY INTERNATIONAL FUTURESTEP,
a California limited liability company      INC., a Delaware corporation

By: /s/ Kenneth R. Brousseau                By: /s/ Man Jit Singh
   -----------------------------------         ---------------------------------
   Kenneth R. Brousseau, Ph.D.,                Man Jit Singh,
   Member                                      President

By: /s/ Michael J. Driver                   By: ________________________________
   -----------------------------------
   Michael J. Driver,                       Its:________________________________
   Member

                                   APPENDIX

                              CERTAIN DEFINITIONS

     1. "Action Or Proceeding" means any and all claims, suits, actions, notices, inquiries, proceedings, hearings, arbitrations or other similar proceedings, including appeals and petitions therefrom, whether formal or informal, governmental or non-governmental, or civil or criminal.

     2.   "Affiliate" means with respect to any person or entity ("Person
No. 1"), any other person or entity which either (i) directly or indirectly owns or controls Person No. 1, or (ii) is directly or indirectly owned or controlled by Person No. 1, or (iii) is under direct or indirect common control with Person No. 1. The term "control" (and its corollaries) includes, without limitation, ownership of interests representing a majority of total voting power in an entity, and "ownership" (and its corollaries) includes, without limitation, ownership of a majority of the equity interests in an entity.

     3. "Agreement" means this Agreement and all agreements, exhibits, schedules and appendices expressly annexed hereto.

     4. "Attorneys' And Other Fees" means attorneys' fees, accountants' fees, fees of other professionals, witness fees (including experts engaged by the parties, but excluding shareholders, officers, employees or partners of the parties), and any and all other similar fees incurred in the prosecution or defense of an Action Or Proceeding.

     5. "Business" shall mean the business of providing executive recruiting services which shall be defined as the screening and evaluation of individual candidates (whether or not placed) for placement in positions with client companies which have engaged Licensee and/or Permitted Sublicensees for this purpose, and the placement of individual candidates in positions with client companies which have engaged Licensee and/or Permitted Sublicensees for this purposes, in either case whether or not conducted on the Internet. The Parties acknowledge and agree that the Business shall not include, among other things, career counseling, team development, research services, publishing, or any other services or endeavors not specifically included in the definition of Business ("Excluded Activities"). It is understood and agreed that Licensee, KFI and the Permitted Sublicensees shall have the absolute right to engage in one or more of the Excluded Activities so long as they do not use the Licensed Material in connection with any of the Excluded Activities.

     6. "Competitive Business" means any business, which directly competes, in part or in whole, with the Business and includes the conduct of such Business by KFI.

     7. "Company Competitor" means any (a) Person (other than KFI or any Affiliate of KFI) who engages, directly or indirectly, in any Competitive Business and who, from that segment of the Competitive Business which involves job placements with first year compensation equal to, or in excess of, the Compensation Threshold, derives gross revenues in excess of One Million Dollars($1,000,000) annually, or (b) stockholder, partner, or joint venturer owning, directly or indirectly, more than a five percent (5%) ownership interest in any Person referred to in subparagraph (a), or (c) officer, director, executive employee, agent, or consultant who is hired specifically for the purpose of advising on executive recruiting matters, of or to any Person referred to in subparagraph (a).

     8. "Compensation Threshold" means for the United States of America, as of the date of determination, the sum of Seventy-Five Thousand Dollars ($75,000.00
US). In making the determination of the Compensation Threshold for areas outside of the United States of America: (a) the percentages set forth in Exhibit G for the applicable country shall be used by applying the applicable percentage to the amount of the Compensation Threshold for the United States of America in effect on the date of determination; and (b) foreign currency shall be converted at the currency exchange rates in effect as of the business day immediately preceding the date of determination as such rates are quoted in the Wall Street Journal or, if no longer quoted in the Wall Street Journal, as quoted by the Bank of America. At the beginning of Year 2 and at the beginning of each and every Year thereafter, the amount of the Compensation Threshold shall be increased or decreased for each country included within the Territory by the amount by which the consumer price index (or its closest equivalent in such country) for the applicable country as a whole for the preceding Year has increased or decreased. Licensee shall make all determinations regarding applicable currency exchange rates, applicable consumer price indices (and applicable equivalent indices, if necessary) and increases or decreased caused by changes in the consumer price indices (and applicable equivalent indices, if necessary) in good faith, and all such determinations shall be binding and conclusive upon Licensor for all purposes absent mistake or manifest fraud by Licensee.

     9. "Confidential Information" means all proprietary and confidential information regarding the Licensor or Licensee, as applicable, their subsidiaries and Affiliates, and their businesses, clients, and personnel, including, without limitation: (a) client lists, client prospects, and business development information; (b) company lists, profiles and reports, position specifications, salary structures, and engagement information; (c) source lists, executive lists, and candidate lists, profiles and reports; (d) candidate resumes, appraisals, compensation information, and reference reports; (e) search executive methodologies; (f) structure, operations, pricing, financial and personnel information; g) information databases (including information contained therein either individually or in the aggregate), and assessments, analysis and studies developed exclusively by or for the benefit of the Licensor or Licensee, as applicable; (h) plans, designs, inventions, formulas, research and technology developed by or for the benefit of the Licensor or Licensee, as applicable; (i) personal histories or resumes, employment information, business information, business secrets of clients and candidates; (j) trade secrets of the Licensor or Licensee, as applicable; (k) plans, prospects, policies, practices, and procedures of the Licensor or Licensee, as applicable, which are not generally known in the industry; and (l) all other proprietary information of Licensor or Licensee, as applicable, of every nature and source. The term "Confidential Information" does not include any information which: (A) is or becomes generally available to the public through no breach of this Agreement or any other agreement to which the Licensor or Licensee, as applicable, is a party; (B) was received from a third party free to disclose such information without restriction; (C) is approved for release in writing by the Board of Directors or general partners of the Licensee or Licensor, as applicable, subject to whatever conditions are imposed by the Board or general partners, as applicable; (D) is required by law or regulation to be disclosed, but only to the extent necessary and only for the purpose required; or (E) is disclosed in response to a valid order of a court or other governmental body, but only to the extent necessary and for the purpose required, if and only if, the Licensor or Licensee, as applicable, is first notified of the order and are permitted to seek an appropriate protective order against public disclosure of such information.

     10. "Copyright Application(s)" shall mean any and all applications for copyright filed after the Agreement Date by Licensor or Licensor which relates to any portion of the Licensed Material.

     11. "Copyright Registration(s)" shall mean (a) the copyright registrations listed in Exhibit F annexed hereto ("Existing Copyright Registrations") and (b) any and all copyright registrations received as a result of any Copyright Application ("Future Copyright Registrations").

     12. "Costs And Expenses" means the cost to take depositions, the cost to arbitrate a dispute, if applicable, and the costs and expenses of travel and lodging incurred with respect to an Action Or Proceeding.

     13. "Enhancements" shall mean all additions, improvements, modifications or amendments made to the Licensed Material in connection with the Business, including, without limitation, all assessments included in the Licensee Material, all feedback sheets to individual candidates and client companies, training material and promotional material; provided, however, that for the purposes of this Agreement, Enhancements developed by Licensor exclusively for another Person other than Licensee which is wholly paid for by, or exclusively developed for, such other Person shall not be included within the definition of Enhancements or Licensed Materials

     14. "KFI Competitor" shall have the same meaning as "Company Competitor."

     15. "Launch Date" shall mean the date on which the on-line internet recruiting, executive search and job placement service is first launched by Licensee on other than a test basis.

     16. "Person" means any individual, firm, corporation, trust, partnership (limited or general), limited liability company, sole proprietorship or association.

     17. "Placement Revenues" shall mean the gross revenues actually received by Licensee from client companies in connection with the placement of individuals assessed with the Licensed Materials, and, with respect to any Permitted Sublicensee, shall include the gross revenues, if any, actually received by the Permitted Sublicensee from client companies in connection with the placement of individuals assessed with the Licensed Materials.

     18. "Prevailing Party" means the party who is determined to prevail by the court after its consideration of all damages and equities in an Action or Proceeding, whether or not the Action or Proceeding proceeds to final judgment. The court shall retain the discretion to determine that no party is the Prevailing Party in which case no party shall be entitled to recover its Costs and Expenses.

     19. "Quarter" shall have the following meaning: The first "Quarter" shall commence on the Launch Date and shall terminate on the last day of the third full calendar month following the Launch Date. The next "Quarter" shall commence on the first day of the calendar month following the end of the first
Quarter and shall end on the last day of the third full calendar month following the end of the first Quarter. Each "Quarter" thereafter shall commence on the first day of the calendar month following the end of the prior Quarter and shall end on the last day of the third full month following the end of such prior Quarter.

     20. "Royalties" shall mean the Annual License Fees, Culture Profile Fees, Job Profile Fees, Quarterly Placement Fees and Registration Fee Royalties payable hereunder by Licensee to Licensor, collectively.

     21. "Territory" shall mean the entire universe and any and all portions thereof.

     22. "Trademark Application(s)" shall mean any and all applications for a trademark, service mark or tradename filed by Licensor or Licensee after the Agreement Date which relate to Licensor or utilize any portion of the Licensed Material.

     23. "Trademark Registration(s)" shall mean (a) the trademark registrations listed on Exhibit E annexed hereto (the "Existing Trademark Registrations"), and
(b) any registration for a trademark, service mark or tradename received pursuant to any Trademark Application ("Future Trademark Registrations").

     24. "Year 1" shall commence on the Launch Date and shall terminate on the day before the first anniversary of the Launch Date. Licensee shall notify Licensor in writing of the Launch Date within ten (10) business days thereafter. Each "Year" thereafter shall commence on the anniversary date of the commencement of the prior Year and end on the day before the anniversary date of said commencement date.

                       DESCRIPTION OF LICENSED MATERIAL

StyleView: Role Style Index
StyleView: Operating Style
Career View: Career Concept Questionnaire - Ideal Version
Culture View: Organizational Career Culture Survey
Task View: Job Profiling Form - 1
All translations of the foregoing for use in languages other than United
States English created or developed by Licensor as of the date of the Agreement All feedback reports and sheets for candidates and client companies detailing the results of decision styles assessments based on the StyleView instruments and career motives assessments based on the CareerView instrument.
All training manuals and materials related to foregoing
All promotional materials related to foregoing
All Trademarks pertaining to the foregoing



                                   Exhibit A
                                   ---------

                       SHS PERMITTED BUSINESS ACTIVITIES
                       ---------------------------------

SHS generally may use the Licensed Materials in its discretion pursuant to its license with Licensor. However, with respect to that segment of the Business covered by the Exclusive License only, SHS shall restrict its use of the Licensed Material for the placement of professional and/or executives in positions which involve 80% or more Healthcare Information Systems (HIS) responsibilities. Without in any way limiting the scope of the foregoing, the following is a list of certain typical placements make by SHS which shall constitute SHS Permitted Business Activities:

                           HIS VENDOR ORGANIZATIONS

This is their only business and placements include any level for the placed professional within such types of organizations.

                           CONSULTING ORGANIZATIONS

Consultants, Sr. Consultants, Managers, Sr. Managers, Directors, VP's, Partners, and Associate Partners that typically:

          Evaluate HIS
          Select HIS
          Install/Implement HIS
          Project Manage HIS
          Supervise and/or create Operations respective to HIS
          Supervise and/or create Process and Strategy respective to HIS
          Play instrumental roles with respect to Integrated Delivery Systems Play instrumental roles with respect to Managed Care & HIS


                             PROVIDER ORGANIZATIONS

CIO's, Directors of HIS, Project Managers of HIS, Installation / Implementation professionals, Program Managers of HIS, Integrated Delivery Systems Professionals and other professionals and/or executives specializing in a HIS function that typically serve in the following types of settings:

          Hospitals & Hospital Chains
          Physician Groups
          Clinics
          Home Health Organizations


                          MANAGED CARE ORGANIZATIONS

HMO's, MSO's,IPO's, PPO's, Insurance Companies, Independent Physician Organizations and the like that typically make placements for the following typical positions:

          CIO & other specific HIS executives
          Director & IS Leads
          Program & Project Managers
          Documentation Specialists
          Engineers & Programmers





                                   Exhibit B
                                   ---------

                         ACKNOWLEDGMENT AND AGREEMENT
                         -----------------------------

WHEREAS, Sorkin Human Systems, a joint venture between Licensor and Sorkin & Associates, a California Corporation ("S&A"), acknowledges and agrees in favor of Licensee as follows (all capitalized terms, if not defined herein, shall have the meaning set forth in that certain License Agreement between Self Discovery Group, LLC and Korn/Ferry International Futurestep, Inc. dated of even date herewith ["License Agreement"]):

a) SHS generally may use the Licensed Material in its discretion pursuant to its license with Licensor ("SHS License"). However, with respect to that segment of the Competitive Business which involves job placements with first year compensation equal to, or in excess of, the Compensation Threshold only, SHS agrees to restrict its use of the Licensed Material to the healthcare industry as specified in Exhibit B annexed to the License Agreement.

b) If at any time during the term of the SHS License, more than fifty percent (50%) of the voting interests of SHS is owned of record or beneficially, directly or indirectly, by a Company Competitor or a KFI Competitor or if any time during the term of the SHS License, SHS is otherwise controlled by a Company Competitor or a KFI Competitor, then the SHS License, with respect to that segment of the Competitive Business which involves job placements with first year compensation equal to, or in excess of, the Compensation Threshold only, shall automatically terminate and be of no further force or effect without any further notice or action on the part of Licensor.

c) With respect to that segment of the Competitive Business which involves job placements with first year compensation equal to, or in excess of, the Compensation Threshold only, SHS may not assign or transfer or sublicense any of its rights in or to the SHS License or any other license or authority given by Licensor to SHS with respect to the Licensed Material or any portion thereof (with respect to that segment of the Competitive Business which involves job placements with first year compensation equal to, or in excess of, the Compensation Threshold only), directly or indirectly, without the prior written consent of the Licensee, which consent may be withheld or delayed in the Licensee's sole and absolute discretion.

d) SHS shall not permit or authorize any "Company Competitor" or any "KFI Competitor" to use or have access to any of the Licensed Material with respect to that segment of the Competitive Business which involves job placements with first year compensation equal to, or in excess of, the Compensation Threshold.

e) SHS shall not claim to have a partnership or strategic alliance or other relationship with Licensee and shall not publicize the fact that Licensee or KFI is using the Licensed Material. Licensee and KFI shall not claim to have a partnership or strategic alliance or other relationship with SHS and shall not publicize the fact that SHS is using the Licensed Material.

f) SHS agrees that the provisions of this Acknowledgment and Agreement shall be specifically enforceable by Licensee, and that Licensee shall be entitled to obtain equitable relief to prevent violation by SHS of any provision of this Acknowledgment and Agreement.

SORKIN HUMAN SYSTEMS,
a California joint venture

By:   Self Discovery Dynamics, LLC,               By:  Sorkin & Associates, Inc.
      a California limited liability company           a California corporation


      By:  __________________________                  By: ___________________
      Its: __________________________                  Its:___________________


      By:  __________________________
      Its: __________________________


                                   Exhibit C
                                   ---------

                             CURRENT TRANSLATIONS
                             --------------------



                                   Exhibit D
                                   ---------

                           TRADEMARK REGISTRATIONS
                           -----------------------

                                     None



                                   Exhibit E
                                   ---------

                            COPYRIGHT REGISTRATIONS
                            -----------------------

                                     None



                                   Exhibit F
                                   ---------